Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1 of pdvWireless, Inc. of our report dated June 13, 2016, relating to our audits of the financial statements of pdvWireless, Inc. as of March 31, 2016 and 2015 and for each of the years ended March 31, 2016, 2015 and 2014.  We also consent to the reference to our firm under the heading “Experts” in this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form  S-1.

/s/ PKF O’Connor Davies, LLP

New York, New York

June 13, 2016

* * * * *